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                                                                   Exhibit 5.1




              [Paul, Weiss, Rifkind, Wharton & Garrison Letterhead]






                                                June 4, 2002




MeriStar Hotels & Resorts, Inc.
1010 Wisconsin Avenue, NW, Suite 500
Wisconsin, D.C. 20007


                         MeriStar Hotels & Resorts, Inc.
                       Registration Statement on Form S-4

Ladies and Gentlemen:

      In connection with the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of up to 32,750,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), whose issuance is registered under the Registration Statement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement; (ii) the Agreement and Plan of Merger, by and between the Company and Interstate Hotels Corporation ("Interstate"), dated as of May 1, 2002 (the "Merger Agreement"); (iii) the MeriStar Stockholder Voting Agreement, among John Emery, Steven D. Jorns, Paul W. Whetsell, Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., FW Hospitality, L.P., Arbor REIT, L.P., MHX Investors, L.P. and Interstate, dated as of May 1, 2002; (iv) the Interstate Conversion Incentive Agreement, by and among Interstate, CGLH Partners I LP and CGLH Partners II LP, dated as of May 1, 2002; (v) the
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Interstate Stockholder Voting and Conversion Agreement, among the Company,
Thomas F. Hewitt, J. William Richardson, Kevin P. Kilkeary, CGLH Partners I LP and CGLH Partners II LP, dated as of May 1, 2002; (vi) the Company's Certificate of Incorporation and Bylaws; and (vii) records of certain of the Company's corporate proceedings. In addition, we have made those other examinations of law and fact as we deemed relevant and necessary in order to form a basis for our opinions.

      In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each party to them, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company as well as the representations and warranties of the Company in the Merger Agreement.

      We have also assumed that the Company's stockholders shall have (i) approved and adopted the Merger Agreement and the transactions contemplated by it; (ii) approved the issuance of the Shares in connection with the merger;
(iii) voted to elect the new board of directors specified in the Merger Agreement; and (iv) approved and adopted a proposal to amend the Company's certificate of incorporation and bylaws, as provided in the Merger Agreement.

      Based on the foregoing, and subject to the stated assumptions, we are of the opinion that, at the effective time of the merger contemplated by the Merger Agreement, (i) the Shares will have been duly authorized for issuance and (ii) the Shares, when issued and delivered and paid for as contemplated in the Documents, will be validly issued, fully paid and non-assessable.

      Our opinions expressed above are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinions are rendered only with respect to the laws, and the reported judicial decisions, rules, regulations and orders under them, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Legal Matters" and "Material United States Federal Income Tax
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Consequences of the Merger" in the prospectus included in the Registration
Statement. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                      Very truly yours,
                           /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON